SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss. 240.14a-12


                              ECHO BAY MINES LTD.

               (Name of Registrant as Specified in its Charter)
                            -----------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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                              ECHO BAY MINES LTD.

                           Special General Meeting
                                Toronto, Canada

                                March 25, 2002

Directors of Echo Bay Mines Ltd. are asking shareholders for support in a matter vital to the future of the Company. A transaction has been structured to exchange Capital Securities for Common Stock eliminating U.S. $183 million in debt. Please contact your bank, broker or financial advisor for information on obtaining your proxy material. If you need additional information regarding this Special General Meeting or voting your shares, please contact our proxy solicitor in the United States.

                       N.S. Taylor and Associates, Inc.
                           Dover-Foxcroft, ME 04426
                            207.564.8700 (Collect)